UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 18, 2008, the Board of Directors of Blackbaud, Inc. approved several amendments to Blackbaud’s bylaws. Section 2.3 of Blackbaud’s amended and restated bylaws (the “Amended Bylaws”) allows a majority of stockholders to call a special meeting upon written request to Blackbaud’s secretary. Section 2.9 of the Amended Bylaws provides that stockholders may take corporate action at stockholder meetings only and not by written consent. Section 2.13 of the Amended Bylaws includes revised procedures for stockholder proposals and requires, among other things, that the stockholder’s notice specify, the name, age, business address, residence and ownership of Blackbaud stock of any director nominee and, as to the stockholder or any stockholder associated person, their holdings of Blackbaud stock and whether they have entered into transactions to manage risk with respect to such stock. Section 3.4 of the Amended Bylaws permits the Board to fill Board vacancies when they occur between stockholder meetings and arise due to any reason except resignation. The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.3 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.3	Amended and Restated Bylaws of Blackbaud, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: December 23, 2008	/s/ Timothy V. Williams
Timothy V. Williams,
Senior Vice President and Chief Financial Officer